Nikola Corporation Reports Fourth Quarter and Full Year 2022 Results

•Reported GAAP net loss per share of $0.46 and non-GAAP net loss per share of $0.37 for Q4 2022
•Advancing deployment of zero-emissions trucks in fleets through innovative integrated mobility solutions
–Entered into partnership with ChargePoint allowing Nikola and our dealers to resell ChargePoint products
–Unveiled the first HYLA hydrogen mobile fueler, providing flexible, capital-efficient fueling infrastructure
•On track to be first to market and commercialize fuel cell electric vehicles (FCEVs) with deliveries expected in Q4 2023
–Received Tre FCEV orders for up to 75 from Plug Power and 15 from Biagi Brothers
•Continued to execute on and build our energy business with partners
–Furthered development on Phoenix Hydrogen Hub, invitation to Phase II Department of Energy (DOE) loan process, Final Investment Decision expected Q3 2023
–Strategic partnership with Plug Power for nationwide hydrogen supply of up to 125 metric-tons per day
–Expected collaboration with Fortescue Future Industries (FFI) for green hydrogen projects across the country

PHOENIX – February 23, 2023 -- Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation solutions, today reported financial results for the quarter and full-year ended December 31, 2022.

“During the fourth quarter we strengthened our commercial and sales operations, which is expected to lead to increased sales and accelerated customer deliveries,” said Nikola CEO, Michael Lohscheller. “As a whole, we made significant progress on both the truck and energy infrastructure fronts. The advances we have made on battery charging and hydrogen solutions with strategic partners, and the unveiling of our hydrogen mobile fueler under the HYLA brand, will allow Nikola to provide fully integrated mobility solutions to customers for both the BEV and FCEV.”

Energy Business Progress

In January, we announced the launch of HYLA, our new hydrogen energy brand. HYLA will provide integrated and innovative energy solutions for customers. We also announced the completion of our first hydrogen mobile fueler, capable of refueling trucks at 10,000 psi. The mobile fueler, coupled with the 960 kg capacity hydrogen tube trailer, will provide a flexible fueling solution to fleets by enabling fueling at their depots. Mobile fuelers can also serve as an interim solution as permanent infrastructure is built and FCEV network density develops. Mobile fuelers can be deployed on demand in any environment at a fraction of the cost of permanent refueling infrastructure.

During the quarter we announced our intent to develop access to up to 300 metric-tons per day (TPD) of hydrogen supply and up to 60 dispensing stations by 2026, capable of supporting 7,500 FCEVs in service. Underpinning the 300 metric-TPD are a number of strategic partnerships and offtake agreements. To date we have announced the following projects and partnerships in the U.S. and Canada:

•Phoenix Hydrogen Hub – initial production of 30 metric-TPD expanding up to 150 metric-TPD
–Acquired 920-acre parcel of land in the City of Buckeye, AZ to develop Phoenix Hydrogen Hub
–Invited to participate in Phase II of DOE loan process
–Announced expected collaboration with FFI for hydrogen supply and infrastructure across North America
•Plug Power Supply Partnership – up to 125 metric-TPD
•KeyState Natural Gas Synthesis Supply Partnership – up to 100 metric-TPD
•Crossfield, Alberta TC Energy project– up to 60 metric-TPD
•Wabash Valley Resources Investment – up to 53 metric-TPD

On February 21 we also announced an additional planned station location in West Sacramento, California, bringing our total number of planned stations to four in California. We believe the introduction of the Nikola mobile fueler as well as other third party mobile fuelers in Nikola’s portfolio will augment permanent refueling infrastructure and accelerate the adoption of FCEVs by providing agile fueling solutions.

Nikola Tre FCEV Development

Tre FCEV pilot testing with Walmart and TTSI has been successfully completed. During the pilots the FCEV alphas accumulated over 7,800 and 9,500 miles respectively. As of today, we have completed the build and commissioning of 17 FCEV beta trucks and are now in the process of building 10 gamma trucks, which will be used for additional pilot testing and vehicle validation. We remain on track to begin SOP and expect to deliver the first FCEVs to customers in 2H 2023.

Ahead of SOP, our commercial and sales team is looking to secure binding orders and customer deposits. On December 15 we announced our strategic collaboration with Plug Power, including an order for up to 75 FCEVs, and on January 25, we announced that Biagi Brothers is expected to purchase 15 FCEVs in Q4 of this year. On February 7, we announced the Tre FCEV received HVIP incentive approval, allowing customers to receive an incentive worth up to $288,000 in California.

Nikola Tre BEV Commercialization

During the fourth quarter, we produced 133 Nikola Tre BEVs delivering 20 to dealers. We utilized the fourth quarter to improve our BEV product based on customer and potential customer feedback. We also released our over-the-air software update 2.0, which increased the Tre BEVs usable range and enabled 350kW DC fast charging.

On November 8 we announced our partnership with ChargePoint, allowing Nikola and our dealers to sell ChargePoint charging infrastructure and software to customers. This, along with our Mobile Charging Trailers, allows Nikola to offer customers an integrated mobility solution with trucks and a full suite of charging products.

To accelerate customer deliveries and refine our commercial strategy, Bruce Kurtt was hired as SVP Commercial and Sales. He brings over 30 years of medium and heavy-duty trucking experience and deep relationships in the trucking industry to Nikola. The expanded commercial, sales, and product management teams are leading product improvements and refining our go-to-market approach as we look to accelerate customer deliveries.

PlusDrive in Nikola Trucks

On February 22, we announced the selection of PlusDrive, the next generation safety system developed by Plus, for the Nikola Tre BEV and Nikola Tre FCEV in the U.S. The first factory-installed Nikola Tre BEVs and hydrogen electric vehicles that will incorporate enhanced driver assistance features powered by PlusDrive are expected to be available by the end of 2024.

European JV Updates

In Europe, the joint venture between Nikola and Iveco Group is delivering according to plans and the first serial BEV trucks will be delivered to customers by the end of this year. We anticipate serial BEV production will begin in Q3 and customer deliveries to begin soon after. Development of the EU spec FCEVs continued in the fourth quarter. We plan to begin Tre FCEV SOP in Q3 2024. The JV received its first LOI for 100 Tre FCEVs from GP Joule on January 23, and 20 from Richter Group on February 22. We continue to make progress on our partnership with E.ON. We are finalizing the JV agreement which we expect to execute by the end of Q1

Coolidge, Arizona Manufacturing Facility

In Coolidge, progress continued on the Phase 2 assembly hall expansion, which is expected to be complete by the end of Q2. Once completed, the building hall nameplate capacity is expected to be up to 20,000 trucks per year. We plan to begin installation of the automated battery module and pack line and Bosch fuel cell power module assembly line in Q2. Once complete, we anticipate the automated battery module and pack line will provide up to $105,000 in cost savings per BEV.

Fourth Quarter and Full Year Financial Highlights

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except share and per share data)	2022	2021	2022	2021
Loss from operations	$(195,421)	$(162,713)	$(748,678)	$(693,526)
Net loss	$(222,066)	$(158,903)	(784,238)	$(690,438)
Adjusted EBITDA (1)	$(166,793)	$(90,898)	$(450,197)	$(306,324)
Net loss per share, basic	$(0.46)	$(0.39)	$(1.78)	$(1.73)
Net loss per share, diluted	$(0.46)	$(0.39)	$(1.78)	$(1.74)
Non-GAAP net loss per share, basic(1)	$(0.37)	$(0.23)	$(1.11)	$(0.79)
Non-GAAP net loss per share, diluted(1)	$(0.37)	$(0.23)	$(1.11)	$(0.79)
Weighted-average shares outstanding, basic	487,551,035	407,448,311	441,800,499	398,655,081
Weighted-average shares outstanding, diluted	487,551,035	407,448,311	441,800,499	398,784,392
(1) A reconciliation of the non-GAAP information is provided below in the financial statement tables in the press release.

Business Outlook

We plan to achieve the following milestones in 2023:

•Complete the build of 10 gamma FCEVs by Q2 2023
•Realize approximately $105,000 in cost savings in battery modules and packs for each Tre BEV truck by Q4 2023
•Achieve Final Investment Decision for the Phoenix Hydrogen Hub by Q3 2023
•Announce at least two refueling station partners by June
•Deliver 250 – 350 Tre BEVs to dealers for the Full Year 2023
•Deliver 125 – 150 Tre FCEVs in Q4 2023

Webcast and Conference Call Information

Nikola will host a webcast to discuss its fourth-quarter results at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time) on February 23, 2023. To access the webcast, parties in the United States should follow this link: https://www.webcast-eqs.com/register/nikola20230223/en.

The live audio webcast, along with supplemental information, will be accessible on the Company's Investor Relations website at https://nikolamotor.com/investors/news?active=events. A recording of the webcast will also be available following the earnings call.

About Nikola Corporation

Nikola Corporation is globally transforming the transportation industry. As a designer and manufacturer of zero-emission battery-electric and hydrogen-electric vehicles, electric vehicle drivetrains, vehicle components, energy storage systems, and hydrogen station infrastructure, via the HYLA brand, Nikola is driven to revolutionize the economic and environmental impact of commerce as we know it today. Founded in 2015, Nikola Corporation is headquartered in Phoenix, Arizona. For more information visit our website or Twitter @nikolamotor.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of federal securities laws with respect to Nikola Corporation (the "Company"), including statements relating to the Company's future performance and milestones; expected timing of manufacturing facility expansion, SOP and truck delivery and production capacity; expectations regarding hydrogen dispensing stations and hydrogen capacity; timing of completion of testing, production, as well as other milestones; expected capacities and benefits of HYLA mobile fueler and HYLA mobile tube trailer; expected cost savings of automated battery module and pack line; expectations to provide fully integrated mobility solutions to customers for both BEV and FCEV; expected orders and deliveries of trucks and the timing thereof; the

Company’s belief that strengthened commercial and sales operations will lead to increased sales and accelerated customer deliveries; the Company’s belief that the introduction of its mobile fueler as well as other third party mobile fuelers in its portfolio will augment permanent refueling infrastructure and accelerate the adoption of fuel cell electric vehicles by providing agile fueling solutions; the Company’s business outlook; and terms and potential benefits of planned and actual collaborations with strategic partners. These forward-looking statements generally are identified by words such as "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," and similar expressions. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: design and manufacturing changes and delays, including global shortages in parts and materials; general economic, financial, legal, regulatory, political and business conditions and changes in domestic and foreign markets; the effects of inflation and COVID-19; the outcome of legal, regulatory and judicial proceedings to which the Company or Romeo Power, Inc. (“Romeo”) is, or may become a party; demand for and customer acceptance of the Company’s trucks; the results of customer pilot testing; the execution and terms of definitive agreements; the failure to convert LOIs or MOUs into binding orders; the cancellation of orders; risks associated with development and testing of fuel-cell power modules and hydrogen storage systems; risks related to the rollout of the Company’s business and milestones and the timing of expected business milestones; the effects of competition on the Company’s business; the availability of and need for capital; the impact of the Company’s acquisition of Romeo; the Company’s ability to achieve cost reductions for its vehicles; customer demand for the Company’s trucks; and the factors, risks and uncertainties regarding the Company's business described in the "Risk Factors" section of the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC, in addition to the Company's subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause the Company's actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Measures

This press release references Adjusted EBITDA and non-GAAP net loss per share, basic and diluted, all of which are non-GAAP financial measures and are presented as supplemental measures of the Company's performance. The Company defines Adjusted EBITDA as earnings before interest expense, taxes, depreciation and amortization, stock-based compensation expense, and certain other items determined by the Company. Non-GAAP net loss is defined as net loss adjusted for stock-based compensation expense and certain other items determined by the Company. Non-GAAP net loss per share basic and diluted is defined as non-GAAP net loss divided by weighted average basic and diluted shares outstanding. These non-GAAP measures are not substitutes for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered as an alternative to any other performance measures derived in accordance with GAAP.

The Company believes that presenting these non-GAAP measures provides useful supplemental information to investors about the Company in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. However, there are a number of limitations related to the use of non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore any non-GAAP measures the Company uses may not be directly comparable to similarly titled measures of other companies.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Revenues:
Truck sales	$4,695	$—	$45,931	$—
Service and other	1,868	—	4,894	—
Total revenues	6,563	—	50,825	—
Cost of revenues:
Truck sales	49,343	—	150,204	—
Service and other	2,982	—	5,378	—
Total cost of revenues	52,325	—	155,582	—
Gross profit (loss)	(45,762)	—	(104,757)	—
Operating expenses:
Research and development	69,421	91,166	273,767	292,951
Selling, general and administrative	80,238	71,547	370,154	400,575
Total operating expenses	149,659	162,713	643,921	693,526
Loss from operations	(195,421)	(162,713)	(748,678)	(693,526)
Other income (expense):
Interest income (expense), net	(6,986)	(262)	(17,740)	(481)
Revaluation of warrant liability	381	144	3,874	3,051
Other income (expense), net	(5,446)	3,928	(1,023)	4,102
Loss before income taxes and equity in net loss of affiliates	(207,472)	(158,903)	(763,567)	(686,854)
Income tax expense (benefit)	3	—	6	4
Loss before equity in net loss of affiliates	$(207,475)	$(158,903)	$(763,573)	$(686,858)
Equity in net loss of affiliates	(14,591)	(513)	(20,665)	(3,580)
Net loss	$(222,066)	$(159,416)	$(784,238)	$(690,438)

Net loss per share attributable to common stockholders:
Basic	$(0.46)	$(0.39)	$(1.78)	$(1.73)
Diluted	$(0.46)	$(0.39)	$(1.78)	$(1.74)
Weighted-average shares outstanding:
Basic	487,551,035	407,448,311	441,800,499	398,655,081
Diluted	487,551,035	407,448,311	441,800,499	398,784,392

Includes stock-based compensation as follows:

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Cost of revenues	$2,780	$—	$2,780	$—
Research and development	7,040	9,182	35,152	36,150
Selling, general, and administrative	34,371	44,546	217,473	169,561
Total stock-based compensation	$44,191	$53,728	$255,405	$205,711

CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$233,405	$497,241
Restricted cash and cash equivalents	10,600	—
Accounts receivable, net	31,900	—
Inventory	123,197	11,597
Prepaid expenses and other current assets	37,824	15,891
Total current assets	436,926	524,729
Restricted cash and cash equivalents	78,959	25,000
Long-term deposits	34,279	27,620
Property, plant and equipment, net	437,006	244,377
Intangible assets, net	93,094	97,181
Investment in affiliates	72,816	61,778
Goodwill	6,688	5,238
Prepayment - long-term supply agreement	44,835	—
Other assets	32,055	3,896
Total assets	$1,236,658	$989,819
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$117,914	$86,982
Accrued expenses and other current liabilities	202,562	93,487
Debt and finance lease liabilities, current (including $50.0 million and zero measured at fair value, respectively)	63,114	140
Total current liabilities	383,590	180,609
Long-term debt and finance lease liabilities, net of current portion	291,627	25,047
Operating lease liabilities	28,223	2,263
Warrant liability	421	4,284
Other long-term liabilities	6,303	84,033
Deferred tax liabilities, net	15	11
Total liabilities	710,179	296,247
Commitments and contingencies (Note 14)
Stockholders' equity
Preferred stock, $0.0001 par value, 150,000,000 shares authorized, no shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.0001 par value, 800,000,000 and 600,000,000 shares authorized as of December 31, 2022 and 2021, respectively, 512,935,485 and 413,340,550 shares issued and outstanding as of December 31, 2022 and 2021, respectively	51	41
Additional paid-in capital	2,562,855	1,944,341
Accumulated deficit	(2,034,850)	(1,250,612)
Accumulated other comprehensive income (loss)	(1,577)	(198)
Total stockholders' equity	526,479	693,572
Total liabilities and stockholders' equity	$1,236,658	$989,819

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Years Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(784,238)	$(690,438)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,300	8,231
Stock-based compensation	255,405	205,711
Non-cash in-kind services	—	46,271
Equity in net loss of affiliates	20,665	3,580
Revaluation of financial instruments	(145)	(3,051)
Issuance of common stock for commitment shares	—	5,564
Inventory write-downs	21,058	4,927
Non-cash interest expense	15,481	—
Other non-cash activity	1,594	1,626
Changes in operating assets and liabilities:
Accounts receivable, net	(31,509)	—
Inventory	(120,906)	(17,412)
Prepaid expenses and other current assets	(8,506)	(10,967)
Other assets	(809)	(1,216)
Accounts payable, accrued expenses and other current liabilities	34,235	96,144
Long-term deposits	(4,306)	(4,721)
Operating lease liabilities	(874)	(50)
Other long-term liabilities	2,849	48,647
Net cash used in operating activities	(576,706)	(307,154)
Cash flows from investing activities
Purchases and deposits for property, plant and equipment	(170,726)	(179,269)
Investments in affiliates	(23,027)	(25,000)
Issuance of senior secured note receivable and prepaid acquisition-related consideration	(27,791)	—
Settlement of Price Differentials	(6,588)	(3,412)
Cash and restricted cash acquired in Romeo Acquisition	6,865	—
Proceeds from sale of equipment	18	200
Net cash used in investing activities	(221,249)	(207,481)
Cash flows from financing activities
Proceeds from the exercise of stock options	6,867	4,785
Proceeds from issuance of shares under the Tumim Purchase Agreement	123,672	163,788
Proceeds from issuance of Convertible Notes, net of discount and issuance costs	233,214	—
Proceeds from issuance of common stock under Equity Distribution Agreement, net of commissions paid	165,143	—
Proceeds from issuance of debt, promissory notes and notes payable, net of issuance costs	54,000	24,632
Proceeds from issuance of financing obligations, net of issuance costs	44,823	—
Proceeds from insurance premium financing	6,637	—
Repayment of debt, promissory notes and notes payable	(30,526)	(4,100)
Payments on insurance premium financing	(4,638)	—
Payments on finance lease liabilities and financing obligation	(514)	(863)
Other financing activities	—	(644)
Net cash provided by financing activities	598,678	187,598
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	(199,277)	(327,037)
Cash and cash equivalents, including restricted cash and cash equivalents, beginning of period	522,241	849,278
Cash and cash equivalents, including restricted cash and cash equivalents, end of period	$322,964	$522,241

Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except share and per share data)
(Unaudited)
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(222,066)	$(159,416)	$(784,238)	$(690,438)
Interest (income) expense, net	6,986	262	17,740	481
Income tax expense (benefit)	3	—	6	4
Depreciation and amortization	6,828	2,272	23,300	8,231
EBITDA	(208,249)	(156,882)	(743,192)	(681,722)
Stock-based compensation	44,191	53,728	255,405	205,711
Revaluation of financial instruments	(52)	71	(145)	(3,155)
Romeo Acquisition transaction costs	12,462	—	14,560	—
Regulatory and legal matters (1)	(15,145)	12,185	23,175	47,842
SEC settlement	—	—	—	125,000
Adjusted EBITDA	$(166,793)	$(90,898)	$(450,197)	$(306,324)
(1 Regulatory and legal matters include legal, advisory and other professional service fees incurred in connection with the short-seller article from September 2020, and investigations and litigation related thereto.
Reconciliation of GAAP to Non-GAAP Net Loss, and GAAP to Non-GAAP Net Loss per Share, basic and diluted

	Three Months Ended December 31,		Years Ended December 31,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(222,066)	$(159,416)	$(784,238)	$(690,438)
Stock-based compensation	44,191	53,728	255,405	205,711
Revaluation of financial instruments	(52)	71	(145)	(3,155)
Romeo Acquisition transaction costs	12,462	—	14,560	—
Regulatory and legal matters (1)	(15,145)	12,185	23,175	47,842
SEC settlement	—	—	—	125,000
Non-GAAP net loss	$(180,610)	$(93,432)	$(491,245)	$(315,040)

Non-GAAP net loss per share:
Basic	$(0.37)	$(0.23)	$(1.11)	$(0.79)
Diluted	$(0.37)	$(0.23)	$(1.11)	$(0.79)
Weighted average shares outstanding:
Basic	487,551,035	407,448,311	441,800,499	398,655,081
Diluted	487,551,035	407,448,311	441,800,499	398,784,392
(1) Regulatory and legal matters include legal, advisory and other professional service fees incurred in connection with the short-seller article from September 2020, and investigations and litigation related thereto.

INVESTOR INQUIRIES:
investors@nikolamotor.com